Exhibit 4.4

AMENDMENT NO. 2

TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 to the Amended and Restated Registration Rights Agreement (this “Amendment”) is entered into as of November 12, 2017, by and between JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), and Onex Partners III LP, Onex BP Co-Invest LP, Onex Partners III GP LP, Onex US Principals LP, Onex Partners III PV LP, OAH Wind LLC, BP EI II LLC, Onex Partners III Select LP, and Onex Advisor Subco III LLC (collectively, the “Onex Shareholders”), to further amend the Amended and Restated Registration Rights Agreement, dated as of January 24, 2017 (as amended by Amendment No. 1, dated as of May 12, 2017, the “Registration Rights Agreement”) by and among the Company, the Onex Shareholders and the other Holders party thereto.

Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Registration Rights Agreement.

WHEREAS, the provisions of the Registration Rights Agreement may be amended or waived upon the prior written consent of the Company, the Onex Shareholders holding a majority of the Registrable Securities held by the Onex Shareholders and the holders of at least a majority of the Registrable Securities.

WHEREAS, the Onex Shareholders hold, as of the date hereof, a majority of the Registrable Securities; and

WHEREAS, the Onex Shareholders and the Company desire to set forth herein an amendment to the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

I. Amendments to Section 1 – Demand Registrations. Sections 1(b), 1(f) and 1(i) of the Registration Rights Agreement are hereby amended in their entirety as follows:

“(b) Requests for Registration. Subject to Sections 1(c) and 1(d), either the Majority Onex Shareholders or the Majority Common Shareholders (the parties giving such notice are the “Demanding Shareholders”) may by written notice to the Company request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or, if available, on Form S-3 or any similar short-form registration (“Short-Form Registrations”) and may request that such registration be on a shelf registration statement, and, if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act, a “WKSI”), an automatic shelf registration statement. Each request for a registration under this Section 1(b) shall specify the approximate number of Registrable Securities requested to be registered and the proposed method of distribution. The Company shall give written notice (the “Demand Exercise Notice”) of any Demand Registration Request by the Majority Common Shareholders (1) to the Onex Shareholders at least five (5) Business Days prior to the first submission of the requested registration statement under the Securities Act and (2) to all other holders of Registrable Securities no more than five (5) days after the public filing of the requested registration statement under the Securities Act. For the avoidance of doubt, no notice shall be required to be given to any holder of Registrable Securities of a Demand Registration Request by the Majority Onex Shareholders. The Company, subject to

Sections 1(f), 1(g) and 1(h), shall include in a Demand Registration (x) the Registrable Securities of the Demanding Shareholders and (y) the Registrable Securities of any other holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such holder) within five (5) days following the receipt of any such Demand Exercise Notice. All registrations requested pursuant to Section 1(a) and this Section 1(b) are referred to herein as “Demand Registrations.”

(f) Underwritten Block Trades. Notwithstanding the foregoing, if the Majority Onex Shareholders wish to engage in an underwritten block trade or similar transaction or other transaction with no marketing period or a marketing period of three days or less (collectively, “Underwritten Block Trade”) pursuant to a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already effective Shelf Registration Statement), then notwithstanding the foregoing time periods, such Majority Onex Shareholders only need to notify the Company of the Underwritten Block Trade two (2) Business Days prior to the day such Underwritten Block Trade is to commence. The Company shall as expeditiously as possible, use its reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences); provided, however, that the Majority Onex Shareholders shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement (including filing an automatic shelf registration statement), prospectus and other offering documentation related to the Underwritten Block Trade. In the event the Majority Onex Shareholders request such an Underwritten Block Trade, notwithstanding anything to the contrary in this Section 1 or in Section 2, no other holder of Registrable Securities shall have any right to notice of or to participate in such Underwritten Block Trade.

(i) Selection of Underwriters. The Majority Onex Shareholders and the Company, both acting reasonably, shall have the right to mutually select the investment banker(s) and manager(s) to administer the offering in connection with a Demand Registration; provided that the Majority Onex Shareholders shall have the right to select the investment banker(s) and manager(s) to administer any Underwritten Block Trade. The holders of at least a majority of the Registrable Securities being offered in connection with a Demand Registration shall set the price at which all participants in any such offering pursuant to a Demand Registration will sell their shares to the underwriters in such offering; provided that in any such offering in which the Onex Shareholders participate, the Majority Onex Shareholders shall have the right to set the price at which all participants in such offering will sell their shares to the underwriters, unless otherwise agreed by the Majority Onex Shareholders.”

II. Amendment to Section 6 – Indemnification. Section 6(e) of the Registration Rights Agreement is hereby amended in its entirety as follows:

“(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities or any termination of this Agreement pursuant to Section 12(p). The indemnification and contribution provided for in this Agreement shall be in addition to, and not in lieu of, the indemnification and contribution provisions in any underwriting or similar agreement.”

III. Amendments to Section 11 – Definitions. Section 11 of the Registration Rights Agreement is hereby amended by adding the following definition to such Section (in alphabetical order):

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“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

IV. Amendment to Section 12 – Miscellaneous. Section 12 of the Registration Rights Agreement is hereby amended by adding the following subsections (o) and (p) to such Section:

“(o) Confidentiality. Each Investor (or permitted transferee of such Investor) agrees that any non-public information which they may receive relating to the Company and its subsidiaries, which information shall include, without limitation, any notices provided hereunder (the “Confidential Information”), which may constitute material non-public information under the federal securities laws, will be held strictly confidential and will not be disclosed by it to any Person without the express written permission of the Company; provided, that the Confidential Information may be disclosed (i) in the event of any compulsory legal process or compliance with any applicable law, subpoena or other legal process or in connection with any filings that the Investor (or permitted transferee of such Investor) may be required to make with any regulatory authority; provided, that in the event of compulsory legal process, unless prohibited by applicable law or that process, each Investor (or permitted transferee of such Investor) agrees (A) to give the Company prompt notice thereof and to cooperate with the Company in securing a protective order in the event of compulsory disclosure and (B) that any disclosure made pursuant to public filings will be subject to the prior reasonable review of the Company, (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority, including without limitation, any stock exchange or other self-regulatory organization having jurisdiction over such party, (iii) to each Investor’s (or permitted transferee of such Investor’s) or its Affiliate’s officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Investor (or permitted transferee of such Investor) and (iv) to a proposed transferee of securities of the Company held by an Investor; provided, that the Investor informs the proposed transferee of the confidential nature of the information and the proposed transferee agrees in writing to comply with the restrictions in this Section 12(o) and delivers a copy of such writing to the Company.

(p) Termination of Registration Rights. The rights and obligations of the holders of Registrable Securities, on the one hand, and of the Company, on the other hand, pursuant to Sections 1 and 2 of this Agreement, shall terminate in full at such time as the Onex Shareholders shall cease to hold any Registrable Securities.”

V. Effectiveness. This Amendment shall be deemed to be effective and in full force and effect as of the date hereof. Except as expressly amended by this Amendment, all terms and provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect without modification, and nothing herein shall operate as a waiver of any party’s rights, powers or privileges under the Registration Rights Agreement.

VI. Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

VII. Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provisions of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

VIII. Governing Law. This Amendment and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

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IX. Jurisdiction. Each party to this Amendment hereby irrevocably and unconditionally (i) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consents to service of process in accordance with Section 12(m) of the Registration Rights Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware or in such other manner as may be permitted by applicable law, (iv) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

X. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Amendment is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Amendment, or the breach, termination or validity of this Amendment, or the transactions contemplated hereby or by the Registration Rights Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this Section X.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

COMPANY:

JELD-WEN HOLDING, INC.

By:	/s/ Laura W. Doerre
Name: Laura W. Doerre Title: Executive Vice President, General Counsel and Chief Compliance Officer

ONEX:

ONEX PARTNERS III LP By: Onex Partners III GP LP, its General Partner By: Onex Partners Manager LP, its Agent By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Managing Director

By:	/s/ Todd Clegg
Name: Todd Clegg Title: Managing Director

OAH WIND LLC

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Director

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

BP EI II LLC

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Director

ONEX BP CO-INVEST LP By: Onex Partners III GP LP, its General Partner By: Onex Partners Manager LP, its Agent By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Managing Director

By:	/s/ Todd Clegg
Name: Todd Clegg Title: Managing Director

ONEX ADVISOR SUBCO III LLC

By:	/s/ Marci Settle
Name: Marci Settle Title: Director

By:	/s/ Joel Greenberg
Name: Joel Greenberg Title: Director

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

ONEX PARTNERS III GP LP By: Onex Partners GP Inc., its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Vice President

By:	/s/ Joshua Hausman
Name: Joshua Hausman Title: Vice President

ONEX US PRINCIPALS LP By: Onex American Holdings GP LLC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Director

ONEX PARTNERS III PV LP By: Onex Partners III GP LP, its General Partner By: Onex Partners Manager LP, its Agent By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Managing Director

By:	/s/ Todd Clegg
Name: Todd Clegg Title: Managing Director

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

ONEX PARTNERS III SELECT LP By: Onex Partners III GP LP, its General Partner By: Onex Partners Manager LP, its Agent By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross Title: Managing Director

By:	/s/ Todd Clegg
Name: Todd Clegg Title: Managing Director

[Signature Page to Amendment No. 2 to Registration Rights Agreement]